Exhibit 99.1

Premier, Inc. continues growth trajectory with acquisition of Hospira’s TheraDoc, expanding industry leading electronic clinical surveillance solutions to approximately 1,000 facilities

•	Strategic combination positioned to drive quality outcomes improvement beyond current health information technology capabilities

•	Complementary data analytics and real-time surveillance expertise will support next-generation predictive clinical apps on an integrated technology platform

•	Expands Premier’s footprint by approximately 400 unaffiliated facilities

•	Provides opportunity to expand relationships with academic medical centers

CHARLOTTE, N.C. (August 5, 2014) – Premier, Inc. (NASDAQ: PINC) has reached a definitive agreement to acquire TheraDoc, a market leading provider of clinical surveillance software, for $117 million in cash, subject to potential purchase price adjustments regarding TheraDoc’s actual working capital, cash and indebtedness at closing. The transaction is expected to close in Premier’s fiscal 2015 first quarter ending September 30, 2014, subject to customary closing conditions.

TheraDoc is a wholly-owned subsidiary of Hospira (NYSE: HSP). Premier’s board of directors unanimously approved the transaction, and applicable antitrust approvals have already been obtained. Based on the trailing twelve months operating earnings provided by TheraDoc, the $117 million represents a purchase price multiple in the 10-11 times range.

Premier expects the acquisition to be accretive to earnings in the first year following the transaction’s completion.

“Our growth story continues to evolve with strategic relationships that extend our reach and add value to the U.S. healthcare system,” said Susan DeVore, president and CEO of Premier. “The addition of TheraDoc propels Premier to the top position in the clinical surveillance market, significantly strengthening our ability to help health systems monitor and protect patients from infections, harmful drug interactions and other adverse events, crucial capabilities in today’s world of performance-based reimbursement. Longer term, we expect the addition of TheraDoc will enable us to create a next-generation predictive safety solution built on Premier’s integrated technology platform.”

The transaction combines two market leaders with capabilities in data analytics and real-time electronic clinical surveillance. TheraDoc and Premier’s capabilities with its SafetyAdvisor® solution are similar in their ability to support both infection prevention and drug therapy surveillance.

Premier has data on one in every three U.S. health system discharges, pushed to members through software as a service (SaaS) apps housed on the PremierConnect™ integrated technology platform. Combined, the two organizations will provide clinical surveillance expertise to approximately 1,000 facilities, 400 of which do not have a current relationship with Premier. TheraDoc was ranked as the top product in the infection control and monitoring software category in both 2012 and 2013 by KLAS, a leading health informatics research company. Leveraging this asset in combination with PremierConnect will support a next-generation solution of more than 1,000 safety alerts, capabilities that go well beyond those of electronic health records (EHRs).

“Healthcare providers will benefit from the shared strength, expertise and vision of this partnership,” said France Pitera, who is currently vice president, Clinical Information Technology, Hospira, and is planned to be named vice president, Safety Solutions, Premier. “Considering that only 50 percent of providers have invested in electronic clinical surveillance, our increased scope already addresses a largely untapped marketplace with an unmatched, best-in-class solution. We will leverage the collective resources of TheraDoc and deep analytics capabilities available through the PremierConnect platform to continue developing a broad suite of quality and safety products in a cutting-edge SaaS model.”

“Additionally, this agreement allows Hospira to dedicate even more focus on supporting our strategic growth platforms, including our specialty injectable pharmaceuticals pipeline, biosimilars program and device strategy,” said Thomas Moore, president, United States, Hospira.

TheraDoc’s offices in Salt Lake City and its 120 employees will become part of Premier’s Performance Services business unit, reporting to Keith J. Figlioli, Premier’s senior vice president of Healthcare Informatics.

“From a financial perspective, we expect TheraDoc to contribute revenue and earnings growth to our business segment,” said Figlioli. “More importantly, this business mixture enables us to deploy an enhanced and superior safety solution to the market over time. It will help to improve clinical outcomes by eliminating unjustified variation and waste associated with preventable infections, which costs the nation’s healthcare system more than $9.8 billion a year in staff time and added treatment expense, before accounting for the added financial impact of reimbursement penalties. It also provides us access to new health systems currently outside the Premier alliance, including many academic institutions.”

About TheraDoc

TheraDoc, Inc., a wholly owned subsidiary of Hospira, Inc., is a leading provider of electronic clinical surveillance to healthcare organizations across the country. Headquartered in Salt Lake City, TheraDoc’s mission is to deliver advanced informatics to help protect patients and maximize the performance of Healthcare teams. Founded in 1999 by a group of clinicians and medical informatics experts, TheraDoc was one of the pioneers of electronic clinical surveillance, and has remained at the forefront of advances in this technology. TheraDoc was acquired by Hospira in 2009. TheraDoc’s suite of software applications brings together disparate data from a hospital’s source systems, helps alert clinicians to potential risks, and empowers them with knowledge to improve clinical outcomes, lower costs, and strengthen regulatory compliance.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,000 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Forward-looking statements

Statements made in this release that are not statements of historical or current facts, such as projected operating efficiencies and synergies, expected return on investment, the timing and amount of expected revenue growth and earnings accretion from the acquisition, Premier’s ability to expand its customer base and market share, the expected closing date and future operations and integration matters described herein, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including Premier’s Form 10-Q for the quarter ended March 31, 2014, as well as those discussed under the “Risk Factors” and “Forward Looking Statements” section of Premier’s IPO Prospectus, dated September 25, 2013, filed with the SEC and available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Investor relations contact:

Jim Storey

Vice President, Investor Relations, Premier, Inc.

704.816.5958

jim_storey@premierinc.com

Media contact:

Amanda Forster

Vice President, Public Relations, Premier, Inc.

202.879.8004

amanda_forster@premierinc.com